Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Black Hills Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $1.00	457(o)	(1)		$260,064,568.97 (2)	0.0001102	$28,659.12 (2)
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $1.00	415(a)(6)	(1)		$139,935,431.03 (3)			S-3	333-240320	August 4, 2020	$18,163.62 (3)
	Total Offering Amount					$400,000,000 (2) (3)		$28,659.12 (2) (3)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$28,659.12 (2) (3)

(1)	Pursuant to Rule 416 under the Securities Act, the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated in accordance with Rule 457(o) and 457(r) under the Securities Act and is being paid in accordance with Rule 456(b) under the Securities Act.

(3)	This prospectus includes (i) an aggregate amount of $139,935,431.03 of common stock that was originally registered under the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 4, 2020 (Registration No. 333-240320) (the “Prior Registration Statement”) and the prospectus supplement dated August 4,2020, which securities remain unsold and have been carried forward to the Registration Statement relating to this prospectus (the “Current Registration Statement”) pursuant to Rule 415(a)(6) and (ii) an additional aggregate amount of $260,064,568.97 of common stock. Fees for the carried over shares were previously paid pursuant to Rule 457(o) in connection with the registration of those securities. Also pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement was deemed terminated as of the date of effectiveness of the Current Registration Statement.